SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 18, 2006
ALLIED HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-22276	58-0360550

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Clairemont Avenue, Suite 200, Decatur, Georgia	30030

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 373-4285
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On May 18, 2006, Allied Holdings, Inc. (the “Company”) entered into a Letter Agreement (the “Letter Agreement”) with respect to the Company’s Debtor-in-Possession Credit Agreement, as amended (the “DIP Facility”), by and among the Company and General Electric Capital Corporation, Morgan Stanley Senior Funding, Inc., and the other lenders from time to time party thereto (collectively, the “Lenders”). The Letter Agreement extends, until the earlier of (a) June 1, 2006 and (b) the occurrence of any new default or event of default under the DIP Facility, the maturity date of the Company’s overadvance facility included as part of its Term B Loan under the DIP Facility. As a result of the extension of the maturity date, the previously disclosed forbearance provisions relating to the Company’s defaults under the DIP Facility, which defaults remain outstanding, have also been extended to correspond with the new maturity date of the overadvance facility. All other terms and conditions of the DIP Facility, as amended, remain in full force and effect.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED HOLDINGS, INC.

Dated: May 24, 2006	By:	/s/ Thomas H. King

Name: Thomas H. King
Title: Executive Vice President and Chief Financial
Officer